UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 12, 2014

Proto Labs, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	001-35435	41-1939628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5540 Pioneer Creek Drive Maple Plain, Minnesota	55359
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(763) 479-3680

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.     Regulation FD Disclosure.

Adoption of Clawback Policy

On November 12, 2014, the Board of Directors (the “Board”) of Proto Labs, Inc. (the “Company”) adopted an Executive Officer Incentive Compensation Recovery Policy (the “Clawback Policy”) for recovery of incentive compensation from the Company’s executive officers under certain circumstances. The Clawback Policy provides that the Company will, in all appropriate circumstances as determined by the Compensation Committee of the Board (the “Committee”), and to the extent permitted by applicable law, require reimbursement or forfeiture of all or a portion of any incentive compensation awarded to an executive officer of the Company after the date of adoption of the Clawback Policy where the Committee has determined that all of the following factors are present:

●	the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws;

●

the award, vesting or payment of the incentive compensation was predicated upon the achievement of certain financial results that were the subject of the restatement and such award, vesting or payment occurred or was received during the three-year period preceding the date on which the Company is required to prepare the restatement; and

●	a smaller award, vesting or payment would have occurred or been made to the executive officer based upon the restated financial results.

In each such instance, the Company will, to the extent deemed appropriate by the Committee, seek to recover or cancel the amount(s) by which an executive officer’s incentive compensation that was awarded, vested or paid during the three-year period referenced above exceeded the amount(s) that would have been awarded, vested or paid based on the restated financial results, net of taxes paid or payable by the executive officer with respect to the recoverable compensation. The foregoing description of the Clawback Policy is qualified in its entirety by reference to the full text of the Clawback Policy, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Adoption of Executive Officer Stock Ownership Guidelines

On November 12, 2014, the Board adopted Stock Ownership Guidelines (the “Guidelines”) applicable to the Company’s executive officers. The Guidelines are in addition to the stock ownership guidelines for the Company’s non-employee directors described in the Company’s proxy statement for its 2014 annual meeting of shareholders. The Guidelines are applicable to each of the Company’s executive officers and provide that each executive officer is expected to own shares of the Company’s common stock with a value at least equal to the amount shown below:

●	Chief Executive Officer – Three times annual base salary

●	All other executive officers – One times annual base salary

Each executive officer has five years from the date he or she becomes subject to the Guidelines to achieve compliance with the Guidelines. The foregoing description of the Guidelines is qualified in its entirety by reference to the full text of the Guidelines, which is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Amendments to 2012 Long-Term Incentive Plan

On November 12, 2014, the Board adopted amendments to the Company’s 2012 Long-Term Incentive Plan (the “Plan”). The amendments to the Plan provide that, with respect to awards granted after the effective date of the amendments, subject to limited exceptions, each Full Value Award (as defined in the Plan) that vests solely as the result of the passage of time and continued service by a Plan participant shall be subject to a vesting period of not less than three years from the applicable grant date (but permitting pro rata vesting over such vesting period), and each Full Value Award (as defined in the Plan) whose vesting is subject to the satisfaction of performance goals over a performance period shall be subject to a performance period of not less than one year. The amendments to the Plan also clarify the Plan’s existing prohibition on re-pricing underwater stock options and stock appreciation rights. The foregoing description of the amended Plan is qualified in its entirety by reference to the full text of the Plan, as amended, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Proto Labs, Inc. 2012 Long-Term Incentive Plan, as amended as of November 12, 2014

99.1	Proto Labs, Inc. Executive Officer Incentive Compensation Recovery Policy

99.2	Proto Labs, Inc. Stock Ownership Guidelines

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Proto Labs, Inc.

Date:	November 13, 2014	By:	/s/ Victoria M. Holt
Victoria M. Holt
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description	Manner of Filing

10.1	Proto Labs, Inc. 2012 Long-Term Incentive Plan, as amended as of November 12, 2014	Filed electronically

99.1	Proto Labs, Inc. Executive Officer Incentive Compensation Recovery Policy	Filed electronically

99.2	Proto Labs, Inc. Stock Ownership Guidelines	Filed electronically